Exhibit 99.1

Leidos Holdings Reports Preliminary Third Quarter Fiscal Year 2014 Performance and Revises Fiscal Year 2014 Guidance

RESTON, Va., December 3, 2013 /PRNewswire/ — Leidos [NYSE: LDOS], a national security, health and engineering solutions company, today announced it is reducing its financial guidance for fiscal year ending January 31, 2014.

Third Quarter Fiscal Year 2014 Update

While the Company is still in the process of completing its normal quarterly analysis, the Company now believes that its third quarter of fiscal year 2014 financial performance will be significantly weaker than previously anticipated.

Third quarter fiscal year 2014 expected revenues of approximately $1.42 billion are down compared to $1.67 billion in the third quarter of fiscal year 2013.

Operating income is anticipated to decline from $101 million in the third quarter of fiscal year 2013 to an approximately $7 million operating loss in the third quarter of fiscal year 2014. The year over year decrease in operating income is primarily attributable to:

•	bad debt expense of $42 million related to the Plainfield and Gradient energy construction projects,

•	separation transaction and restructuring expenses of $25 million,

•	definite-life purchased intangible assets impairment charge of $19 million associated with two commercial health acquisitions, and

•	reserves of $5 million associated with discrete regulatory and legal matters.

The remaining portion of the year over year operating income decline was primarily driven by the overall reduction in revenues including the temporary government shutdown.

Cash flow from operations is expected to be $48 million for the third quarter of fiscal year 2014.

Our preliminary third quarter financial results do not include the potential impact of additional regulatory reserves, write-downs, impairments, or other unforeseen events that may occur between the date of this announcement and the date on which we file our quarterly report on Form 10-Q, currently scheduled for December 10, 2013. In addition, the Company has not completed its assessment of its interim goodwill impairment analysis and the completion of the purchase accounting for Plainfield.

Updated Guidance

As a result of the Company’s third quarter financial performance and market conditions more challenging than previously expected, the Company is lowering guidance for fiscal year 2014.

The Company now anticipates:

•	Fiscal year 2014 revenues in the range of $5.65 to $5.80 billion, down from the previous range of $5.85 to $6.10 billion,

•	Fiscal year 2014 diluted earnings per share from continuing operations of $0.85 to $1.10, inclusive of a $0.16 positive net income impact for discontinued operations accounting treatment for planned divestitures. This EPS guidance is down from the previous range of $1.80 to $2.04.

•	Fiscal year 2014 operating cash flows are now anticipated to be at least $150 million, down from previous guidance of at least $325 million.

This guidance does not anticipate any one-time, unforeseen items including write-downs, intangible asset impairments, a potential government shutdown or other such events in the fourth quarter of fiscal 2014.

“Leidos continues to have great potential in the national security, health and engineering markets, as reflected by the strong bookings we achieved in the quarter. Despite the confidence we have in our long term prospects, we understand that we must work through our short term issues, and are taking specific actions to improve our performance,” said John P. Jumper, Leidos Chairman and Chief Executive Officer.

Capital Deployment

Management continues to believe in the long term value of the Leidos’ business and remains committed to the capital deployment priorities as outlined in our September 11th Investor Day presentation.

Conference Call

Leidos will hold a conference call to discuss its quarterly financial results on Tuesday, December 10, 2013, at 8:00 a.m. Eastern Time and release its quarterly financial results prior to the call. The public is invited to listen to the conference call by webcast accessible through the Company’s website, www.leidos.com, in the “Investor Relations” section. The webcast will be archived for playback at that same site. Prior to the conference call, Leidos will publish its definitive results for the third quarter of fiscal year 2014.

Forward-Looking Statements

Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” and similar words or phrases. Forward-looking statements in this release include, among others, estimates of future revenues, operating income, earnings, earnings per share, charges, backlog, outstanding shares and cash flows, as well as statements about future share repurchases. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Actual performance and results may differ materially from the guidance and other forward-looking statements made in this release depending on a variety of factors, including: developments in the U.S. Government defense budget, including budget reductions, implementation of spending cuts (sequestration) or changes in budgetary priorities; delays in the U.S. Government budget process or approval to raise the U.S. debt ceiling; delays in the U.S. Government contract procurement process or the award of contracts; delays or loss of contracts as result of competitor protests; changes in U.S. Government procurement rules, regulations and practices; our compliance with various U.S. Government and other government procurement rules and regulations; governmental reviews, audits and investigations of our company; our ability to effectively compete and win contracts with the U.S. Government and other customers; our ability to attract, train and retain skilled employees, including our management team, and to obtain security clearances for our employees; our ability to accurately estimate costs associated with our firm-fixed-price and other contracts; our ability to comply with certain agreements entered into in connection with the CityTime matter; cybersecurity, data security or other security threats, systems failures or other disruptions of our business; resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues; our ability to effectively acquire businesses and make investments; our ability to maintain relationships with prime contractors, subcontractors and joint venture partners; our ability to manage performance and other risks related to customer contracts, including complex engineering or design build projects; our ability to recover our investment in the Plainfield Renewable Energy project; the failure of our inspection or detection systems to detect threats; the adequacy of our insurance programs designed to protect us from significant product or other liability claims; our ability to manage risks associated with our international business; our ability to declare future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable laws and contractual agreements; risks associated with the recently-completed spin-off of our technical, engineering and enterprise information technology services business, such as disruption to business operations, or a failure realize the expected benefits of the proposed spin-off; and our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks that we face. These are only some of the factors that may affect the forward-looking statements contained in this release. For further information concerning risks and uncertainties associated with our business, please refer to the filings we make from time to time with the U.S. Securities and Exchange Commission, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our latest annual report on Form 10-K and quarterly reports on Form 10-Q, all of which may be viewed or obtained through the Investor Relations section of our web site at www.leidos.com.

All information in this release is as of December 3, 2013. The Company expressly disclaims any duty to update the guidance or any other forward-looking statement provided in this release to reflect subsequent events, actual results or changes in the Company’s expectations. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.